UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 13, 2009

RATHGIBSON, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-134875	22-3683283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Half Day Road, Suite 210, Lincolnshire, Illinois	60069
(Address of principal executive offices)	(Zip Code)

(847) 276-2100
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2009, RathGibson, Inc. (the “Company”) announced the appointment of Michael G. Schwartz as Chief Executive Officer and director.  Mr. Schwartz will retain his roles as President and Chief Operating Officer of the Company.

The information set forth in the discussion of the hiring of Mr. Schwartz as the President and Chief Operating Officer of the Company contained in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2008 is incorporated herein by reference.

The information from any amendment of Mr. Schwartz’s employment agreement required under Item 5.02(c)(3) is unavailable at this time and will be provided by amendment to this Current Report on Form 8-K when it becomes available.

Item 8.01. Other Events.

On January 13, 2009, the Company issued a press release announcing the appointment of Mr. Schwartz as Chief Executive Officer and director described in Item 5.02 above.  A copy of the announcement is attached hereto as Exhibit 99.1 to this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibit is furnished herewith:

99.1*	Release dated January 13, 2009.

    * Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RATHGIBSON, INC.

/s/ Barry C. Nuss
Barry C. Nuss
Chief Financial Officer

Date: January 20, 2009

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